UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2018

Anika Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21326	04-3145961
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

32 Wiggins Avenue, Bedford, MA 01730

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 781-457-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Susan Vogt to the Board of Directors

On October 23, 2018, the Company’s Board of Directors (the “Board”) elected Susan Vogt as one of our Class III directors, effective immediately. As a Class III director, Ms. Vogt’s term will expire at the 2020 Annual Meeting of Stockholders. In addition, Ms. Vogt was appointed to the Board’s audit committee, effective October 23, 2018.

In connection with her election to the Board, Ms. Vogt was awarded 3,703 restricted stock units under the Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan. Each restricted stock unit gives Ms. Vogt the right to receive one share of our common stock and is valued at $40.50 per unit, the fair market value of a share of our common stock on October 23, 2018. The restricted stock units will vest immediately prior to the 2019 Annual Meeting of Stockholders.

Ms. Vogt, age 67, served as President and Chief Executive Officer of Aushon Biosystems, Inc., a developer of a multiplex immunoassay platform, from 2013 until the company was acquired by Quanterix Corporation in January 2018. From 2006 to 2011, Ms. Vogt was President and Chief Executive Officer of Seracare Life Sciences, Inc., a Nasdaq-listed life sciences developer of products facilitating human diagnostics and therapeutics. From 1981 to 2005, she served in various officer positions at Millipore Corporation (now part of MillaporeSigma, the life science business of Merck KGaA), an NYSE-listed developer of biotechnology and pharmaceutical drug therapies, including as President of the Biopharmaceutical Division, Vice President and General Manager of the Laboratory Water Division, Vice President and General Manager of the Analytical Products Division, Vice President and General Manager of the Analytical Division, and Finance Manager, Division Controller. Ms. Vogt received her M.B.A. from Boston University with a concentration in Finance and her B.A. from Brown University in Art History.

On October 23, 2018, Steven E. Wheeler notified the Board of his intention to retire from his position as a Class III director of the Company effective February 8, 2019. Mr. Wheeler has served as a director of the Company since 1993 and serves as the Chairperson of the Governance and Nominating Committee and a member of the Compensation Committee of the Company’s Board. Mr. Wheeler’s decision to retire from the Board was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Dated: October 24, 2018	By:	/s/ Sylvia Cheung
Sylvia Cheung
Chief Financial Officer